Exhibit 99.2

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[UNITEDGLOBALCOM LOGO]

UnitedGlobalCom, Inc.

•             Significantly de-leveraged (post restructuring)

•             Well-positioned to exploit distribution scale

•             High-quality, high-capacity networks

•             Growing ARPUs, expanding margins

Business Structure & Overview

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•             Ownership: 74%

•             305 million shares (UCOMA)

•             $100 million note receivable

•             $2.4 billion investment basis

•             Ownership history:

•             1998 - Original share purchase

•             2002 - Contribution of Belmarken loan, UPC debt instruments, cash

•             Estimated current value: $1.3 billion (based on May 13, 2003 UCOMA close price)

(1)              Pro forma for completion of European restructuring; ownership subject to resolution of unsecured claims.  Includes preferred stock.

Substantial Reduction in Leverage

Pro Forma Net Debt/Adjusted EBITDA(1)

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•             Chile at 2.3x

•             Europe Driving Adjusted EBITDA Growth

•             Leverage Expected To Fall Below 5.0x in 2004

(1)              Net Debt / Adjusted EBITDA for UGC consolidated operations. Pro forma for completion of European restructuring. Both Pro Forma Net Debt and Adjusted EBITDA calculations exclude UPC Polska. See UGC 10-K for definition of Adjusted EBITDA.

Financial Summary

Revenue

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Adjusted EBITDA(1)

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Capital Expenditures
(Total)

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Operating Free Cash Flow(2)

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(1)              See UGC 10-K for definition of Adjusted EBITDA.

(2)              Adjusted EBITDA less Capex.

(*)              2003 is 1Q Annualized. F/X of €1/ $1; ChP750 /$1.

“Triple Play” Services Driving Growth

Two-Way Upgraded Homes

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•             6.3 million total two-way homes

•             75% of homes in Western Europe upgraded to 860Mhz

•             Focus on harvesting footprint

•             Shift in capital expenditures mix from fixed to variable

Voice & Data Subscribers

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•             Voice and data represents nearly 40% of total revenue today

•             Voice and data ARPUs in Europe are €35 to €40 per month

•             Declining CPE and low churn drive above average NPVs

Information taken from publicly filed information and documents of UnitedGlobalCom, Inc.